Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

NON-EXCLUSIVE LICENSE AGREEMENT

THIS NON-EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is made and effective as of January 3, 2020 (the “Effective Date”) by and between Alvaxa Biosciences, Incorporated having a principal place of business at 2126 N. 51st Street, Seattle, WA 98103 (“Company”), and Fred Hutchinson Cancer Research Center (“Fred Hutch”), having a principal place of business at 1100 Fairview Avenue North, Seattle Washington 98109-1024, USA.

INTRODUCTION

WHEREAS, Company and Fred Hutch are parties to a confidentiality agreement entered into [***] (“CDA”);

WHEREAS, certain Biological Materials (as defined below) were developed in the laboratory of [***] (“Principal Investigator”) at Fred Hutch;

WHEREAS, Fred Hutch owns certain intellectual property rights in such innovations as listed in this Agreement, which it desires to make available for development and commercialization;

WHEREAS, Company desires that Fred Hutch grant it a non-exclusive license under such Biological Materials;

WHEREAS, Company has represented to Fred Hutch, to induce Fred Hutch to enter into this Agreement, that Company has the desire, expertise and knowledge to develop, produce, market and sell the Developed Product and that it will commit itself to use commercially reasonable efforts to develop and commercialize a program such that public benefit from the Developed Product will result; and

WHEREAS, Fred Hutch, a nonprofit corporation exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, organized and operated exclusively for charitable, scientific and educational purposes, has determined that this Agreement is in furtherance of its mission.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, Fred Hutch and Company agree as follows:

1. DEFINITIONS

In the terms defined and used herein, the singular will include the plural and vice versa. Undefined terms in this Agreement (other than names of parties and Article headings) which are set forth in upper case letters have the meanings assigned to such terms in the succeeding Sections of this Article 1.

1.1	“510(k)” means a premarket submission to the FD&CA (as more fully defined in 21 CFR 807.92(a)(3) et seq) and not subject to PMA and all amendments and supplements thereto filed with the FD&CA, or the equivalent application filed with any equivalent agency or governmental authority outside the United States of America (including any supra-national agency such as in the European Union), including all documents, data, and other information concerning a device product which are necessary for gaining Regulatory Approval to market and sell such medical device.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.2	“Affiliate” means, with respect to any party, any person, corporation or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party as the case may be, for as long as such control exists. As used in this Section 1.1, “control” shall mean: (a) to possess, directly or indirectly, the power to affirmatively direct the management and policies of such person, corporation or other entity, whether through ownership of voting stock or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least [***] (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting stock or other ownership interest in such person, corporation or other entity. Company’s Affiliates as of the Effective Date are set forth on Exhibit A to this Agreement. Notwithstanding the foregoing, Fred Hutch in not an Affiliate of Company.

1.3	“Antibody” or “Antibodies” shall mean any polyclonal or monoclonal antibodies that are produced or derived from, or contained within, the Biological Material including without limitation, (i) fragments of the Antibody, (ii) genetically or biochemically modified versions of the Antibody, (iii) ribonucleotide, deoxyribonucleotide, or amino acids and/or sequences comprising thereof or which encode the sequence of the variable regions (including VHHs) of the Antibody, (iv) chimeric or humanized versions of the Antibody, and (v) any derivative of any of the aforementioned.

1.4	“Biological Material” means [***]. For purposes of clarity, Biological Materials does not include [***].

1.5	“Biologics License Application” or “BLA” means (i) a Biologics License Application as defined in the United States Federal Food, Drug and Cosmetic Act under the requirements of 21 CFR 600-680, or its successor regulation and applicable regulations promulgated thereunder from time to time, and all amendments and supplements thereto filed with the FDA or (ii) an equivalent application, including, without limitation, a marketing authorization application, filed with any equivalent foreign agency or Governmental Authority (such as the EMEA in the European Union) requiring such filing, including all documents, data and other information concerning a pharmaceutical product which are necessary for gaining Regulatory Approval to market and sell such pharmaceutical product.

1.6	“Confidential Information” of a party (the “transmitting party) means any non-public information or materials about or belonging to such a party hereto which the other party is provided, has access to, or learns hereunder that relate to the transmitting party’s research or business and which are either identified as confidential at the time of disclosure or which the other party (the “receiving party”) should reasonably know are deemed confidential by the transmitting party due to the nature of the information or the circumstances under which they were disclosed, including without limitation test data, samples, data, drawings, trade secrets, draft and final correspondence with the United States Patent and Trademark Office and other patent authorities, but does not include materials or information that the receiving party can, prior to its proposed use or disclosure, substantiate through written documentation: (a) is explicitly approved for public release by the transmitting party; (b) was already known by the receiving party with no obligation of confidentiality prior to receiving the information or material from the transmitting party; (c) was lawfully disclosed to the receiving party by a third party having the right to disclose it without an obligation of confidentiality; (d) was publicly known or accessible at the time of disclosure or later become part of publicly known or accessible through no fault or breach of obligation by the receiving party, its employees, or agents; or (e) was independently developed by the receiving party without use of the disclosing party’s Confidential Information. Information about or included in the Biological Materials, that satisfies the foregoing definition shall be deemed Confidential Information belonging to Fred Hutch. Information about the terms, but not the existence, of this Agreement shall be deemed Confidential Information belonging to both parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.7	“Developed Product” means a product or part of a product containing or derived from an Antibody in any form. For clarity, restrictions on Company’s right to possess, maintain or use Biological Materials shall not in any way restrict Company’s right to develop, manufacture, or commercialize Developed Products (even if any such Developed Product contains any Biological Materials).

1.8	“Epitope Tags” mean solely the following: [***].

1.9	“Field of Use” means any and all uses.

1.10	“First Commercial Sale” means the first transfer or disposition of a Developed Product for value to a party other than Company. Developed Product will be considered sold when delivered or invoiced, whichever comes first. First Commercial Sale shall not include: (a) transfers or dispositions for bona fide charitable purposes or (b) when Developed Products are distributed alone, prior to receiving Regulatory Approval for sale or use of such Developed Products, for pre-clinical, clinical, regulatory or governmental regulatory purposes.

1.11	“Governmental Authority” means any federal, state, national, supranational, local or other government, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any regulatory authority), commission, board or bureau thereof, or any court, tribunal or arbitrator.

1.12	“Indication” means a generally acknowledged disease or condition, a significant manifestation of a disease or condition, or symptoms associated with a disease or condition or a risk for a disease or condition recognized by the FDA or equivalent regulatory authority for the purposes of labeling.

1.13	“IDE” means (i) an Investigational Device Exception application as defined and in 21 CFR 812 and all amendments and supplements thereto filed with the FDA or (ii) an equivalent application filed with any equivalent foreign agency or governmental authority including all documents, data and other information concerning use of an investigational diagnostic product which are necessary for gaining Regulatory Approval to ship and use such product in clinical investigations.

1.14	“IND” means (i) an Investigational New Drug application as defined and in 21 CFR 312.3 and all amendments and supplements thereto filed with the FDA or (ii) an equivalent application filed with any equivalent foreign agency or Governmental Authority including all documents, data and other information concerning use of an investigational pharmaceutical product which are necessary for gaining Regulatory Approval to ship and use such product in clinical investigations.

1.15	“Net Sales” means [***].

1.16	“New Drug Application” means a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq.) and all amendments and supplements thereto filed with the FDA, or the equivalent application filed with any equivalent agency or governmental authority outside the United States of America (including any supra-national agency such as in the European Union), including all documents, data, and other information concerning a pharmaceutical product which are necessary for gaining Regulatory Approval to market and sell such pharmaceutical product.

1.17	“Patient-selection Assay” means [***].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

1.18	“Phase I Clinical Trial” means a human clinical trial that satisfies the requirements of 21 CFR 312.21(a), or its successor regulation or its equivalent in any other jurisdiction in the Territory.

1.19	“Pre-Market Authorization” means authorization under a premarket approval application under Section 814(c) of the FD&CA requesting FDA’s approval to commercially sell a medical device in the United States and its territories and possessions, including all information submitted with or incorporated by reference therein.

1.20	“Registrational Trial” means a human clinical trial that (a) satisfies the requirements of 21 C.F.R. §312.21(c), or its foreign equivalent (b) 21 C.F.R §812 and/or §814, or its foreign equivalent or (c) is otherwise intended to provide sufficient efficacy data to support the filing of a marketing authorization approval, for which the applicable Regulatory Authority has agreed could serve as the basis for a Regulatory Approval, which may include an accelerated Regulatory Approval.

1.21	“Regulatory Approval” means any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations or authorizations (including any designations of an indication for a Developed Product as an “Orphan Product” under the Orphan Drug Act), howsoever called, of any Regulatory Authority, which are necessary for the distribution, importation, exportation, manufacture, production, use, storage, transport or clinical testing and/or sale of a Developed Product in a regulatory jurisdiction. Regulatory Approval will not include any site license for a Company manufacturing facility.

1.22	“Regulatory Authority” means the United States Federal Drug Administration (“FDA”) or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council, or other governmental entity or government sanctioned entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport or clinical testing and/or sale of a Developed Product hereunder.

1.23	“Regulatory Filings” means, collectively, New Drug Applications (NDAs), BLAs, NDAs, IDEs, INDs, establishment license applications (ELAs) and drug master files (DMFs), applications for designation of a Product as an “Orphan Product(s)” under the Orphan Drug Act, Orange Book filings, responses to FDA “Written Requests,” or any other filings (including any foreign equivalents and further including any related correspondence and discussions), and all data contained therein, as may be required by the FDA or equivalent Regulatory Authorities for the development, manufacture or commercialization of a Developed Product hereunder.

1.24	“Targets” mean [***].

1.25	“Term” means the term of this license will begin on the Effective Date and will continue for twenty (20) years, unless otherwise terminated under Article 11 (Termination).

1.26	“Territory” means territory

1.27	“Third Party” means an individual or entity other than Fred Hutch and Company.

2.	LICENSE GRANT

2.1	License Grant. Subject to the terms, conditions, and restrictions of this Agreement, Fred Hutch hereby grants to Company and its Affiliates during the Term, solely within the Territory and solely in the Field of Use, a non-exclusive license to possess, maintain, and use the Biological Materials. For purposes of clarity, sublicensing of the Biological Materials is strictly prohibited under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

2.2	Affiliates. Company may extend rights granted to Company under this Agreement to any of its Affiliates, provided that any such Affiliate must comply with and agree to comply with all terms and conditions of this Agreement applicable to Company. Company hereby unconditionally guarantees the compliance with and performance by each of its Affiliates of all provisions of this Agreement. Company and its Affiliates who exercise rights under this Agreement will be responsible and jointly and severally liable for all payments due pursuant to this Agreement. A breach of this Agreement by any of Company’s Affiliates will also be deemed a breach by Company. Company will provide Fred Hutch with an updated list of all Affiliates from time to time upon Fred Hutch’s request within [***] of such request.

2.3	Limitation of Rights. No provision of this Agreement grants to Company, by implication, estoppel or otherwise, any rights other than the rights expressly granted it in this Agreement under the Biological Materials, including any license rights under any other Fred Hutch-owned technology, copyright, know-how, patent applications, or patents, or any ownership rights in the Biological Materials.

2.4	Reservation of Rights. Fred Hutch, on behalf of itself and its Affiliates and investigators, hereby reserves the right to utilize the Biological Materials for any purpose and/or to non-exclusively license the Biological Materials to any Third Party with respect to both the Territory and Field of Use. All rights not specifically granted herein are reserved to Fred Hutch and no other rights or license, whether express or implied, is granted in any of Fred Hutch’s or its Affiliates’ intellectual property rights.

2.5	Publication Rights. Fred Hutch reserves the right for itself and its affiliates and investigators to present, publish or otherwise disseminate the results of its and their research on the Biological Materials.

2.6	The United States Government’s Rights. Biological Materials may have arose in whole or in part, from federally supported research and the federal government of the United States of America has certain rights in and to such inventions as those rights are described in Chapter 18, Title 35 of the United States Code and accompanying regulations, including Part 401, Chapter 37 of the Code of Federal Regulation. The parties’ rights and obligations under this Agreement to any government-funded inventions, including the grant of license set forth in Section 2.1 (License Grant), are subject to the applicable terms of the aforementioned United States laws. The U.S. Government is entitled, as a right, under these Chapters: (a) to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the U.S. Government any of the federally funded inventions throughout the world and (b) to exercise march in rights on the federally funded inventions. Company agrees that, to the extent required by Title 35 Section 204 of the United States Code, it will substantially manufacture in the United States of America all products embodying or produced through the use of a federally funded invention.

3.	DUE DILIGENCE

3.1	Company will use commercially reasonable efforts and will cause any Affiliates to use commercially reasonable efforts, to develop and commercialize at least one Developed Product.

3.2	Reports. Company will also provide Fred Hutch annual reports (“Reports”) within [***] summarizing the development, marketing, manufacturing, sales, and Regulatory Approval progress made since the previous year and will include sufficient detail to allow Fred Hutch to assess whether Company has met its obligations under Paragraph 3.1 to use commercially reasonable efforts. Company will provide Fred Hutch copies of any similar reports provided by Company’s Affiliates.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

4.	CONSIDERATION

In consideration of the rights set forth herein, Company shall make the following payments to Fred Hutch:

4.1	Equity. Contemporaneously herewith and as partial consideration for the grant of the rights to Company set forth in this Agreement, Fred Hutch shall receive [***] (in the aggregate) of Company’s common stock, with anti-dilution protection for up to $[***] of capital raised. Anti-dilution protection is not applicable in the event of, and shall no longer apply after, an acquisition as permitted under Section 10.1.Company hereby agrees to issue to Fred Hutch common stock on terms to be mutually agreed to between the Parties within [***]. In the event of an acquisition as permitted under Section 10.1 in which Fred Hutch is to obtain equity securities in the acquirer, Fred Hutch shall execute such agreements as are customary in connection with such transactions to be mutually agreed upon between the acquirer and Fred Hutch.

4.2	License Maintenance Fee. During the term and beginning on [***], Company will pay to Fred Hutch within [***] the license maintenance fee as follows:

[***].

4.3	Financial Milestones. Company will pay to Fred Hutch the following non-cumulative, non-creditable, and non-refundable milestone payments for the achievement of the milestone within [***] of achieving the corresponding milestone, whether achieved by Company, or its Affiliates as follows:

4.3.1 For therapeutic use:

[***]

For the above listed milestone payments, payments will only become due once per Developed Product, regardless of repeated achievement of the same milestone with such Developed Product in multiple indications. For purposes of clarity, the above milestones will be due for reach unique Target covered by a Developed Product.

4.3.2 For diagnostic use:

[***]

For the above listed milestone payments, payments will only become due once per Developed Product. For purposes of clarity, the above milestones will be due for reach unique Target covered by a Developed Product.

4.4	Consideration other than Monetary. Upon any sale, license or other distribution or disposal other than for monetary consideration, such Developed Product shall be deemed to be sold or used exclusively for money at the average price during the applicable reporting period generally achieved in arms’ length transactions for such Developed Product in the country in which such sale, license or other distribution or disposal occurred when such Developed Product is sole or use alone and not with other products (or, in the absence of such sales or licenses, at the fair market value of the Developed Product).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

4.5	Taxes and Other Fees. In addition to any other amounts due hereunder, Company shall pay, without any deduction to its Net Sales, all federal, state, municipal, foreign, and other governmental excise, sales, use, property, customs, import, value added and other taxes, fees and levies of any nature that are assessed upon or with respect to the development, manufacture, use, offer, sale, license distribution, export or import of the Biological Materials or otherwise arising in connection with this Agreement, other than United States taxes based on Fred Hutch’s income. If any withholding tax is imposed under the laws of a country or other taxing jurisdiction outside of the United States on any amounts to be paid to Fred Hutch, such amounts will be increased by the amount of the withholding tax. Company shall be solely responsible for and shall pay any and all amounts required in the foreign location to be withheld, charged, deducted, or assessed against such payment amounts and will promptly furnish Fred Hutch with certificates evidencing payment of such amounts.

4.6	Payments; Currency. All payments under this Agreement shall be made to “Fred Hutchinson Cancer Research Center” and remitted to the address in Section 9.1. All payments shall be made in U.S. Dollars without set-off for currency conversion. With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. Dollars, the Net Sales invoiced or expenses incurred shall be converted into the US Dollar equivalent using a conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the applicable reporting/payment period.

4.7	Unpaid Amounts; Interest; Material Breach. Any sums which have not been timely paid by Company shall accrue interest from the original due date of each sum until the date of actual receipt of payment at the annual rate of [***] or the maximum rate allowable by law, whichever is higher. Failure of Company to make timely payments under this Article 4 shall be deemed a material breach and eligible to Termination by Fred Hutch in accordance with Article 7.3.

4.8	Records; Audit. Company shall keep full, true and accurate books of accounts and other records containing all information necessary to ascertain and verify the remuneration payable to Fred Hutch hereunder for each calendar year during the Term for a period of [***] after the end of each such applicable calendar year. At any time prior to the [***], Fred Hutch shall have the right to audit, or have an agent, accountant or other representative, audit such books, records and all other material documentation of Company and its Affiliates relating to Net Sales and other payment obligations for such calendar year at reasonable times and upon reasonable notice. Fred Hutch shall only have the right to conduct one audit per calendar year. Any period of time audited by Fred Hutch shall not be subject further audit. Should the audit lead to the discovery of a discrepancy to Fred Hutch’s detriment, Company shall pay the amount of the discrepancy, plus interest, within [***] of written notice with the findings of the inspection. Fred Hutch shall pay the full cost of the inspection unless the discrepancy is greater than [***] to Fred Hutch’s detriment, in which case Company shall pay the reasonable cost charged by such accountant for such inspection at the time of payment of the discrepancy. The books of accounts and other records of Company will be considered the Confidential Information of Company.

5.	WARRANTY DISCLAIMER

5.1	Nothing in this Agreement will be construed as:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

a)	A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, trade secrets or other intellectual property of Third Parties;

b)	Granting by implication, estoppel or otherwise any licenses under proprietary rights of Fred Hutch other than Biological Materials; or

c)	An obligation to furnish any technology, technological information or other materials other than as expressly identified herein.

5.2	FRED HUTCH MAKES NO, HAS NOT MADE ANY, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES OR LIABILITY WHATSOEVER WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY COMPANY OR ITS AFFILIATES, VENDEES OR OTHER AGENTS OR TRANSFEREES OR END USERS OF DEVELOPED PRODUCTS INCORPORATING OR MADE BY USE OF ANY BIOLOGICAL MATERIALS UNDER THIS AGREEMENT, FURNISHED IN CONNECTION WITH THIS AGREEMENT. THE FOREGOING ARE PROVIDED AS IS, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND COMPANY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST FRED HUTCH WITH RESPECT TO ANY OF THE FOREGOING. COMPANY SHALL BE SOLELY RESPONSIBLE FOR ALL REPRESENTATIONS AND WARRANTIES THAT COMPANY OR ITS AGENTS OR AFFILIATES MAKE TO THIRD PARTIES WITH RESPECT TO ANY OF THE FOREGOING.

6.	PUBLICITY; MARKS; CONFIDENTIALITY

6.1	Publicity. Neither party will make any public press release or similar publicity announcement or disclosure regarding this Agreement without the other party’s prior written consent. The disclosing party will provide copies of the proposed disclosure reasonably in advance (but in no event less than [***]) of such release or announcement for the non-disclosing party’s prior review and comment. The non-disclosing party will provide its comments, if any, on such announcement as soon as practicable. Notwithstanding the foregoing, either party will be permitted, without the need for consent, to make an objective statement that this Agreement exists, without revealing its terms and conditions.

6.2	Use of Names, Logos or Symbols. No rights are granted in or to Fred Hutch’s or its Affiliates’ names, logos, trademarks or service marks (including, without limitation, the names “Fred Hutchinson Cancer Research Center,” “FHCRC,” “Fred Hutch”), or the physical likeness or names of its employees or investigators or other symbols of Fred Hutch or its Affiliates for any purpose without its prior written consent, other than as approved under Section 6.1 above.

6.3

Confidentiality Obligations. Each party agrees to maintain such Confidential Information received from the other party in strict confidence, to use it only in a manner consistent with the purpose for which it was transmitted and to not disclose it to Third Parties except to the receiving party’s employees, officers, directors, consultants, contractors, subcontractors, counsel, and other agents who (a) have a need to know such information for purposes of assisting the receiving party in performing its obligations or exercising its rights hereunder, (b) have been advised of the confidential nature of such information, and (c) are under binding obligations to maintain its confidentiality pursuant to terms which are at least as stringent as those set forth herein. Each party

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

agrees to take the same measures to protect the Confidential Information of the other party that it takes to protect its own information of comparable sensitivity, but in no event less than reasonable care. All materials transmitted between the parties or accessed hereunder and containing Confidential Information will remain the property of the transmitting party and will, along with all copies, summaries and other tangible manifestations thereof, be immediately returned upon termination or expiration of this Agreement or upon earlier reasonable request unless previously destroyed at the transmitting party’s request. Each party will, upon the other party’s request, provide a written officer’s certificate certifying that it has so returned or destroyed the other party’s Confidential Information except that (i) one copy of such Confidential Information shall be maintained in the legal or corporate development files for the sole purpose of ascertaining its ongoing rights and responsibilities in respect of such information, and (ii) the receiving party shall not be required to destroy any computer files stored securely by the receiving party that are: (a) created during automatic system back up; or (b) retained for legal purposes by the legal division of the receiving party. Each party will be responsible for any breach of confidentiality hereunder by any of its Affiliates, consultants, employees, independent contractors, and other agents. Each party will advise the other immediately in the event that it learns or has reason to suspect that unauthorized use, access, or disclosure of the other party’s Confidential Information has or is likely to occur, and will reasonably cooperate with the other party to prevent or remedy the same.

6.4	Required Disclosures. Notwithstanding the foregoing, Fred Hutch and Company may disclose each other’s Confidential Information to the extent that it is required to be disclosed by law or regulation or is reasonably required to be disclosed in order to enforce rights under the Agreement, provided that the receiving party will, if reasonably possible, notify the other party of the intended disclosure in advance, reasonably cooperate with the disclosing party’s effort to seek a protective order contesting or limiting the disclosure and limit its disclosure to that which is required for the foregoing purpose. Fred Hutch may also disclose the terms and conditions of this Agreement to the federal government and non-governmental funding entities and their respective agents as necessary in connection with any funding related to the Biological Materials.

6.5	Duration of Confidentiality Obligations. Notwithstanding the expiration or termination of this Agreement, the parties’ respective confidentiality obligations will continue in effect for [***] after the expiration or termination of this Agreement.

6.6	Remedies. The parties each acknowledge and agree that a breach of this Article 6 may cause irreparable harm to the non-breaching party for which the award of money damages may be inadequate. The parties therefore agree that in the event of any breach of this provision, the non-breaching party will be entitled to seek injunctive relief in addition to seeking any other remedy provided in this Agreement or available at law.

7.	EXPIRATION; TERMINATION

7.1	Expiration. This Agreement shall commence upon the Effective Date and expire, unless earlier terminated, upon expiration of the Term. [***]

7.2	For Convenience. Company may terminate this Agreement at any time by providing at least [***] written notice to Fred Hutch.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

7.3	For Breach.

a)	In the event that Company breaches any of its material obligations hereunder, Fred Hutch may at its sole option and discretion terminate this Agreement, provided that Fred Hutch will have first given Company written notice specifying the nature of the breach and Company will have failed to cure such breach within [***]. If Company has begun to cure such breach and is diligently pursuing its cure if such breach is curable, but is not capable of being cured within [***] of such notice, then Fred Hutch shall not exercise its termination rights for an additional [***] period as long as Company continues to diligently pursue its cure.

b)	In the event that Fred Hutch breaches any of its material obligations hereunder, Company may, upon written notice, terminate this Agreement, provided that it will have first given Fred Hutch written notice specifying the nature of the breach and Fred Hutch will have failed to cure such breach within [***]. If Fred Hutch has begun to cure such breach and is diligently pursuing its cure if such breach is curable, but is not capable of being cured within [***] of such notice, then Company shall agree to give Fred Hutch an additional [***] period to cure such breach as long as Fred Hutch continues to diligently pursue its cure.

7.4	For Company’s Bankruptcy or Insolvency. Fred Hutch may also terminate this Agreement by written notice to Company upon Company’s (i) becoming insolvent or otherwise unable to pay its debts as they become due (unless Company cures such condition within [***] after receipt of written notice of a claim of insolvency by Fred Hutch); (ii) making a general assignment for the benefit of its creditors; or (iii) becoming the subject of a voluntary or involuntary petition in bankruptcy or any voluntary or involuntary proceeding relating to receivership, liquidation, or composition for benefit of creditors under domestic or foreign bankruptcy or insolvency law.

7.5	General Effect of Termination; Survival. Upon expiration or termination of this Agreement, neither party shall be relieved of any obligations incurred prior to such expiration or termination, and the obligations of the parties under any provisions which by their nature are intended to survive any such expiration or termination shall survive and continue to be enforceable, including, without limitation, those related to Articles 4 (Consideration), Article 6 (Publicity, Marks, Confidentiality), Article 7 (Expiration; Termination), Article 8 (Indemnification, Insurance, Limitation of Liability), and Article 10 (Miscellaneous). Termination or expiration of this Agreement for any reason shall not preclude any party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. Upon termination (but not expiration) of this Agreement, Company and Affiliates will destroy any existing Biological Materials in their possession, and provide written notification of said destruction to Fred Hutch within [***] of either the effective date of termination. Upon termination of this Agreement pursuant to either Section 7.2(a) or 7.3, Company and Affiliates will cease all further development, manufacturing and commercialization of Developed Products.

7.6	Final Report to Fred Hutch. Within [***] following either the expiration or termination of this Agreement, Company will submit a final royalty report to Fred Hutch. Any payment obligations accrued prior to such termination or expiration, including those incurred but not yet paid, will become due and payable at the same time as this final royalty report is due to Fred Hutch.

8.	INDEMNIFICATION; INSURANCE; LIMITATION OF LIABILITY

8.1

Indemnification. Company will, at its sole expense, defend Fred Hutch and its Affiliates, and its and their agents, directors, trustees, officers and employees (or anyone of them) against all third party claims, suits, actions, demands, or investigations (both governmental and non-governmental) (“Third Party Claims”), and will indemnify, release and hold them harmless from and against any and all losses, damages, fees, liabilities, penalties or expenses (including, without limitation,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

reasonable attorneys’ fees) incurred, assessed or awarded, under any theory of liability, including, without limitation, tort, warranty or strict liability, under any such Third Party Claim to the extent arising out of or in connection with or alleged to arise out of or in connection with (i) the development, manufacture, use, commercialization, packaging, marketing or sale, lease, license or other distribution or disposition by Company and its Affiliates or any of their agents of any Developed Product hereunder, (ii) the use by Company or its Affiliates or any of their agents or transferees of Biological Materials, or the use, marketing, promotion, sale or other disposition by Company or its Affiliates or any of their agents or transferees Developed Products, or other products made by use of the Biological Materials; (iii) any representation or warranty made by Company or its Affiliates or agents to Third Parties with respect to the Biological Materials or Developed Product; (iv) any claims for death, illness or personal injury caused by the Developed Products; or (v) any asserted violation by Company or its Affiliates or any of their agents of any Export Laws or other applicable laws or regulations; or (vi) Company’s breach of any representation, warranty, covenant or obligation under this Agreement (each an “Indemnifiable Claim”), except to the extent that an Indemnifiable Claim arises from or is caused by the gross negligence or willful misconduct of Fred Hutch, its Affiliates or its agents, directors, trustees, officers, or employees. Company also will reimburse Fred Hutch for its expenses, including, without limitation, reasonable attorneys’ fees, in enforcing this provision.

To receive indemnification from Company, Fred Hutch must: (i) notify the Company promptly of the assertion of any Indemnifiable Claim against it; provided that any delay by the Fred Hutch in giving notice to Company of an Indemnifiable Claim will not affect Fred Hutch’s right to be indemnified for such Indemnifiable Claim except to the extent that Company is actually prejudiced in its ability to defend against such Indemnifiable Claim; and, (ii) authorize and permit Company to conduct and exercise control of the defense and disposition of such claims, provided however, that Company agrees not to enter into any settlement or compromise of any claim or action in a manner that admits fault or imposes any restrictions or obligations upon an Fred Hutch or otherwise adversely affects the rights of Fred Hutch without that Fred Hutch’s prior written consent, which will not be unreasonably withheld.

8.2	Insurance. Company will within [***] and continuing during the Term, carry workers’ compensation insurance in the amounts statutorily required, and occurrence-based liability insurance, including products liability, general commercial liability and contractual liability, in an amount sufficient to cover the liability assumed by Company hereunder, such amount being [***]. Such policy will name Fred Hutch as an additional insured and require at least [***] notice to Fred Hutch prior to any cancellation or material change. Company will provide Fred Hutch a certificate evidencing such coverages from time to time upon Fred Hutch’s reasonable request. The amounts of insurance coverage required herein will not be construed as creating any limitation on Company’s indemnification obligations under this Agreement.

8.3	Exclusion of Damages; Limitation of Liability. NEITHER PARTY NOR ITS RESPECTIVE AFFILIATES SHALL BE LIABLE TO ANY PARTY FOR SPECIAL, EXEMPLARY, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE BIOLOGICAL MATERIALS, AND DEVELOPED PRODUCTS, INCLUDING BUT NOT LIMITED TO DAMAGES MEASURING LOST PROFITS, GOODWILL OR BUSINESS OPPORTUNITIES, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

8.4	Limitation of Liability. IN NO EVENT WILL FRED HUTCH’S AND ITS AFFILIATES’ TOTAL AND CUMULATIVE LIABILITY TOGETHER OF ANY KIND, EVEN FOR DIRECT DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE BIOLOGICAL MATERIALS, AND DEVELOPED PRODUCTS, EXCEED THE TOTAL AMOUNT OF THE PAYMENTS ACTUALLY RECEIVED BY FRED HUTCH.

9.	NOTICES

9.1	Acceptable Forms of Notice. Unless otherwise provided in this Agreement, all communications, including, notices, demands or requests required or permitted to be given hereunder, will be given in writing and will be: (a) personally delivered; (b) sent by telecopier or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or nationally or internationally recognized courier service. The respective addresses to be used for all such, notices, demands, requests and other communications are as follows:

If to Company:

[***]

If to Fred Hutch:

[***]

9.2	Effective Date of Notices. If personally delivered, such communication will be deemed delivered upon actual receipt. If electronically transmitted pursuant to this Section, such communication will be deemed delivered when transmitted. If sent by overnight courier pursuant to this Section, such communication will be deemed delivered within [***] of deposit with such courier. If sent by U.S. mail pursuant to this Section, such communications will be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change their address for the purpose of this Agreement by giving notice in accordance with this Article.

10.	MISCELLANEOUS

10.1	Assignment. This is a personal contract between Fred Hutch and Company. Fred Hutch has selected Company because of the unique qualifications of its business, reputation, competitive posture, and the character of its officers and principals. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or otherwise transferred in whole or in part by Company, without the prior written consent of Fred Hutch; provided (a) either party may assign this Agreement without such consent to any Affiliate, and (b) Company may assign this Agreement in connection with the sale of all or substantially all of Company’s assets to a Third Party in connection with a merger, consolidation or reorganization of Company, provided, in each case that such party is in good standing under this Agreement at such time, and that the entity to which the Agreement is assigned agrees in writing to assume all of such party’s obligations under this Agreement. Any attempt to so transfer without such written consent when it is required shall be void and of no effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, heirs and assigns.

10.2

Export Laws. It is understood that Fred Hutch is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with all applicable United States export laws and regulations (“Export Laws”). The transfer of certain technical data and/or commodities may require a license from the cognizant agency of the United States

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Government and/or written assurances by Company that Company and its Affiliates will not export data or commodities to certain foreign countries without prior approval of such agency. Fred Hutch neither represents nor warrants that a license will not be required nor that, if required, it will be issued. In any event, Company specifically agrees not to export or re-export any information and/or technical data and/or products in violation of any applicable laws and/or regulations.

10.3	Governing Law; Venue. This Agreement and all matters related thereto will be construed and interpreted under and governed by the laws of the State of Washington (without giving effect to principles and provisions thereof relating to conflict or choice of laws irrespective of the fact that any one of the parties is now or may become a resident of a different state) and the federal patent, trademark, copyright and other applicable federal laws of the United States of America, and not under the United Nations Convention on Contracts. Company and Fred Hutch hereby submit to the exclusive jurisdiction of the federal and state courts located in King County, Washington for the any dispute, claim or legal proceeding arising out of or related to this Agreement, waive any objection to such jurisdiction on the grounds of venue, forum non conveniens, or similar ground, and agree that any such dispute, claim or proceeding will be brought exclusively in one of those courts.

10.4	Force Majeure. Neither party will be liable for any default or delay in the performance of its obligations under this Agreement to the extent that such default or delay is caused, directly or indirectly, by acts of God, civil disturbance, war, fires, acts or orders of any Government agency or official, other than Company’s failure to obtain Regulatory Approvals, natural catastrophes, or any other circumstances beyond such party’s reasonable control. In any such event, the non-performing party will be excused from any further performance or observance of the obligation so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable. Any party whose performance is delayed or prevented by any cause or condition within the purview of this Section will promptly notify the other party thereof, the anticipated duration of the non-performance, and the action(s) being taken to overcome or mitigate the delay or failure to perform. Notwithstanding the foregoing, under no circumstances will any delay or nonperformance be excused or forgiven (a) if the cause of the nonperformance could have been prevented or avoided by the exercise of reasonable diligence; (b) if the party whose performance is delayed or prevented fails to use reasonable diligence to promptly overcome and mitigate the delay or failure to perform; or (c) if the nonperformance is caused by the negligence, intentional conduct or misconduct of the nonperforming party. The parties understand and agree that governmental acts, orders or restrictions do not constitute excusing events hereunder if such acts, orders or restrictions are issued due to either party’s alleged failure to conform to applicable laws, regulations or other governmental requirements. If the delay or non-performance lasts for more than [***], then the non-affected party may terminate this Agreement upon written notice with respect to the countries in the Territory affected by the delay or non-performance.

10.5

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. The provisions set forth in this Agreement will be considered to be severable and independent of each other. In the event that any provision of this Agreement will be determined to be unenforceable by a court of competent jurisdiction with respect to any in any situation or jurisdiction, such determination will not be deemed to affect the enforceability of any other provision or the same provision in any other situation or jurisdiction and the parties agree that any court making such a determination is hereby requested and empowered to limit or modify such provision and to substitute for such unenforceable provision a valid and enforceable provision that comes closest to expressing the intention of the unenforceable provision, and the parties agree that such substitute provision will be as enforceable in said jurisdiction and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

situation as if set forth initially in this Agreement. Any such substitute provision will be applicable only in the country and situation in which the original provision was determined to be unenforceable. However, in the event that such court declines to modify such provisions, then the parties will in good faith negotiate a modification to the provision to the minimum extent necessary to render it valid and enforceable in conformity with the parties’ intent as manifested herein.

10.6	Construction. This Agreement will be construed and fairly interpreted in accordance with its terms, without any strict construction in favor of or against any party. Ambiguities will not be interpreted against any party because of its role in preparing the Agreement. In construing or interpreting this Agreement, the word “or” will not be construed as exclusive, and the word “including” will not be limiting. The use of the singular or plural form will include the other form and the use of the masculine, feminine or neuter gender will include the other genders. All captions and headings in this Agreement are for convenience only and will not be considered as substantive parts of this Agreement or determinative in the interpretation of this Agreement. Unless otherwise stated, references in this Agreement to sections or exhibits refer to sections and exhibits of this Agreement. Except where specifically stated to the contrary, whenever this Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, the parties agree that such consent or approval will not be unreasonably withheld or delayed, and that such discretion will be reasonably exercised. All exhibits and addendums to this Agreement will be deemed incorporated by reference and part of this Agreement.

10.7	Independent Contractors. The relationship between Fred Hutch and Company created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the parties. No party is a legal representative of another party, and no party has the right to assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of another party for any purpose whatsoever. Each party will use its own discretion and will have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

10.8	Entire Agreement; Amendment. This Agreement, together with its Exhibits, which are hereby incorporated by reference, contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. However, the CDA shall not be superseded by this Agreement. The parties’ obligations under this Agreement shall be in addition to, and not in lieu of, the parties’ obligations under the CDA; to extent of any conflict or inconsistency between the CDA and the provisions of this Agreement relating to Confidential Information, this Agreement shall govern. This Agreement may not be modified or amended except by a writing signed by both parties identified as an amendment to this Agreement.

10.9	Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.10	Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered will constitute an original, but all such counterparts will together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates or duplicate signature pages any of which may be executed by less than all of the parties provided that each party executes at least one such duplicate or duplicate signature page. A facsimile, scanned, or photocopied signature (and any signature duplicated in another similar manner) identical to the original will be considered an original signature.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their properly and duly authorized officers or representatives as of the Effective Date.

Fred Hutch		Company

By:	/s/ Nicole C. Robinson, PhD	By:	/s/ Mai-Hope Le, MD
Print Name: Nicole C. Robinson, PhD		Print Name: Mai-Hope Le, MD
Title: VP & Deputy COO		Title: President & CEO
Date: January 3, 2020		Date: January 6, 2020

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit A

Company’s Affiliates

[***]

FIRST AMENDMENT TO NON-EXCLUSIVE LICENSE AGREEMENT

THIS FIRST AMENDMENT TO NON-EXCLUSIVE LICENSE AGREEMENT (“First Amendment”) is made and entered into as of March 30, 2020 (the “Amendment Date”), by and between Alvaxa Biosciences, Inc., having an address at 2126 N. 51’ Street, Seattle, WA 98103 (“Company”) and Fred Hutchinson Cancer Research Center, having an address at 1100 Fairview Avenue North, Seattle, WA 98109 (“Fred Hutch”). Each of Company and Fred Hutch may be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS, Company and Fred Hutch are parties to that certain Non-Exclusive License Agreement dated January 3, 2020 (the “License Agreement”), pursuant to which, among other things, Fred Hutch granted Company a non-exclusive license to possess, maintain, and use certain biological materials; and

WHEREAS, the Parties wish to amend the License Agreement to correct the territory of the licensed rights granted to Company under the License Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein made and exchanged, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the License Agreement.

2. Amendment of Article 1 (Definitions). Effective as of the Effective Date of the License Agreement, Section 1.26 is hereby amended by replacing Section 1.26 with the following text.

“1.26 “Territory” means worldwide.”

3. MISCELLANEOUS.

(a) Effect of Amendment. The provisions of the License Agreement are hereby amended by the provisions of this First Amendment. Except as expressly amended herein, the License Agreement shall remain in full force and effect in accordance with its terms.

(b) Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This First Amendment may be executed by electronic, facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

Signature Page to Follow

1

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this First Amendment to be executed by their duly authorized representatives.

Alvaxa Biosciences, Inc.		Fred Hutchinson Cancer Research Center

By:	/s/ Mai Hope Le	By:	/s/ Patrick Shelby
Name:	Mai Hope Le, MD	Name:	Patrick Shelby
Title:	President and CEO	Title:	Director of Technology Management

2